Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-239517) pertaining to the Amended and Restated 2012 Share Option Plan of PolyPid Ltd. of our report dated March 5, 2021 with respect to the consolidated financial statements of PolyPid Ltd. (the “Company”), included in this Annual Report (Form 20-F) for the year ended December 31, 2020.

March 5, 2021	/s/ Kost Forer Gabbay & Kasierer
Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	A Member of Ernst & Young Global